                                                                     Exhibit 4.3

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of November 13, 2003, is by and between FLUX U.S. CORPORATION, a Delaware corporation (the "Company"), and the investors identified on Exhibit A attached hereto (each, an "Investor").

     WHEREAS, each Investor has acquired and holds as of the date of this Agreement shares of Class A common stock, $0.0001 par value, of the Company (the "Class A Common Stock") or securities convertible into shares of Class A common stock; and

     WHEREAS, the Company wishes to grant certain registration rights with respect to the shares of Class A Common Stock issued to Investor, as provided further herein.

     NOW THEREFORE, in consideration of the promises herein contained and other good and valuable consideration, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement:

          (i) the term "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder;

          (ii) the term "Affiliate" means any entity, or any employee or member of any entity, over which Investor has direct or indirect majority voting control or which has direct or indirect majority voting control over Investor;

          (iii) the term "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Act;

          (iv) the term "Common Stock" means any and all classes of the Company's common stock as authorized pursuant to the Company's Amended Restated Certificate of Incorporation, as may be amended or restated from time to time;

          (v) the term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

          (vi) the term "Holder" means each Investor, as long as an Investor owns Registrable Securities, and any Permitted Transferee of an Investor to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 12;

          (vii) the terms "register," "registered" and "registration" mean a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

          (viii) the term "Permitted Transferee" shall have the meaning set forth in that certain Stockholders Agreement of even date herewith by and among the Company, the Investors and the other stockholders identified therein, as amended from time to time.

          (ix) the term "Registrable Securities" means (A) the Class A Common Stock, (B) any shares of Class A Common Stock issuable upon conversion of any Class B Common Stock, par value $0.0001 per share, of the Company, and (C) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Class A Common Stock; and

          (x) the term "Registration Expenses" means all third-party expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, the underwriters and one special counsel for the selling Holders, if any, blue sky fees and expenses and the third-party expenses of any special audits incident to or required by any such registration (but excluding underwriters' and brokers' discounts and commissions).

     2. Company Registration.

          (a) Right to Register. Whenever Company proposes to register any of its Common Stock under the Act (other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating to a corporate reorganization or other transaction covered by Rule 145 under the 1933 Act,
(iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), Company will: (a) give prompt written notice thereof to each Holder (which shall include a list of the jurisdictions in which Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) and (b) upon the written request of a Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of this Section 2, use commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that the Holder has requested to be registered.

          (b) Right to Terminate Registration. Company shall have the right to terminate, withdraw or delay any registration initiated by it under this Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. Company shall give written notice of such determination to each Holder that has elected to include securities in such registration and, in the case of a determination to terminate or withdraw the registration statement, Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration statement, and in the case of a determination to delay effectiveness, Company shall be permitted to delay effectiveness for any period. The expenses of such terminated, withdrawn or delayed registration shall be borne by the Company in accordance with Section 2(e).

          (c) Priority on Registrations. Each Holder acknowledges and agrees that (i) its rights under this Section 2 shall be subject to cutback provisions imposed by a managing underwriter under Section (d) and (ii) that the Company may grant rights from time to time that have priority over the rights granted by this Agreement if the Company determines that it is in its best interests to do so; provided, however, the Company shall not grant superior rights to an

Investor without granting such rights to all Holders. If, as a result of the cutback provisions of the preceding sentence, a Holder is not entitled to include all of its requested Registrable Shares in such registration, then the Holder may elect to withdraw its request to include any or all of its Registrable Shares in such registration.

          (d) Underwritten Offerings. In the event of an underwritten offering, each Holder shall make such arrangements with the underwriters so that such Holder may participate in the offering on the same terms as the Company and any other party selling securities in such offering. The Company shall not be required under this Section 2 to include any of a Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

          (e) Expenses of Company Registration. Company shall pay the Registration Expenses, as well as all transfer taxes and brokerage and underwriters' discounts and commissions attributable to the securities being sold by the Company. Each Holder shall pay all fees and disbursements of its accountants, if any, as well as all transfer taxes and brokerage and underwriters' discounts and commissions attributable to the Registrable Securities being sold by such Holder.

          (f) Delay of Registration. Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation of this Section 2.

     3. Form S-3 Registration.

          (a) Beginning 90 days after the Company is eligible to register Registrable Securities on Form S-3, each Holder shall have the right to demand the Company effect a registration with respect to all or a part of its Registrable Securities on Form S-3 and any related qualification or compliance. Upon receipt of written request, the Company shall, as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3:

               (i) if Form S-3 is not available for such offering by the Holder;

               (ii) if the Holder, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than Five Million Dollars ($5,000,000);

               (iii) if the Company shall furnish to the Holder a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than one hundred eighty (180) days following receipt of the request of the Holder under this Section 3;

               (iv) if the Company has already effected one (1) registration on Form S-3 pursuant to this Section 3 in which the Holder's Registrable Securities were included; provided, however, if all of Holder's Registrable Securities were not included in the prior registration as a result of cutback provisions imposed by a managing underwriter pursuant to Section 2(d) above, then Holder shall have the right to demand one (1) additional registration on Form S-3;

               (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (b) Expenses. Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 3 as soon as practicable after receipt of the request of the Holder for such registration. The Holders who wish to participate in an S-3 registration shall pay all expenses incurred in connection with each registration requested pursuant to this Section 3, except the first registration pursuant to this Section 3, including without limitation all filing, registration and qualification, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of counsel for the Holders (the "Form S-3 Registration Expenses"). For the first such registration pursuant to this
Section 3, the Company shall pay the Form S-3 Registration Expenses (including only the reasonable fees and disbursements of one (1) counsel for the Holders), excluding underwriters' or brokers' discounts and commissions; provided, however, if all of a Holder's Registrable Securities requested to be included in the first such registration were not included as a result of cutback provisions imposed by a managing underwriter pursuant to Section 2(d) above, the Company shall pay such expenses for one (1) additional registration pursuant to this
Section 3.

     4. Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2 or Section 3, the Company will use commercially reasonable efforts to:

          (a) Prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, including each preliminary prospectus, which documents shall be subject to the review and comment of such counsel);

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than thirty (30) days and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition thereof by the Holders holding the securities covered by the registration statement as set forth in such registration statement;

          (c) Furnish to each Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

          (d) Use reasonable efforts to register or qualify the Registrable Securities covered by the registration statement under such other securities or blue sky laws of such United States jurisdictions as the Holder thereof may reasonably request and do any and all other acts and things that may be reasonable necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, provided that Company will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify for this subparagraph, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction;

          (e) Notify each Holder, at any time when a registration statement under the Act that registers any of such Holder's Registrable Securities is effective, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of such Holder, Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a fact necessary to make the statements therein not misleading;

          (f) Cause all such Registrable Securities to be listed on such securities exchange or market on which the Company's Common Stock is then listed; and

          (g) Furnish, at a Holder's request, on the date that the Holder's Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder, if Holder requests registration and (B) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

     5. Requirement to Discontinue Disposition. Each Holder agrees that, upon receipt of any notice from Company of the happening of any event of the kind described in Section 4(e), such Holder will discontinue disposition of its Registrable Securities pursuant to such registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(e), or until such Holder is advised in writing by Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by Company, such Holder will deliver to Company (at Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities which are current at the time of the receipt of such notice.

     6. Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 or Section 3 with respect to a Holder's Registrable Securities that such Holder furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of Holder's Registrable Securities.

     7. Indemnification.

          (a) Company agrees to indemnify and hold harmless, to the extent permitted by law, each Holder and its legal counsel against all losses, liabilities, claims, damages and expenses ("Losses") caused by any untrue or alleged untrue statement of material fact contained in any registration statement in which such Holder is participating, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Company or any underwriter by such Holder expressly for use therein or results from such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Company has furnished such Holder with the number of copies of the same requested by such Holder; provided however, that the indemnity agreement contained in this Section 7 shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

          (b) Each Holder, severally and not jointly, will indemnify Company, its directors and officers and each person who controls Company (within the meaning of the Act) and any of such person's agents or representatives, its legal counsel and accountants, any underwriter and any controlling person of such underwriter, against any Losses resulting from (A) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use in such registration statement, or (B) such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Company has furnished such Holder with the number of copies of the same requested by such Holder; provided, however, that (i) the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any Losses if such settlement is made without the consent of the Holder, which consent shall not be unreasonably withheld, and (ii) the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds to each such Holder from the sale of Registrable Securities in the transaction giving rise to the Losses.

          (c) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party (as defined herein) or any officer, director, or controlling person of such Indemnified Party and will survive the transfer of Registrable Securities. The Indemnifying Party also agrees to make such provisions, as are reasonably requested by an Indemnified Party, for contributions (in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the actions that gave rise to any Losses) to such party in the event such Indemnifying Party's indemnification is unavailable for any reason; provided, however, that in no event shall any contribution by a Holder under this Section 7(c) exceed the gross proceeds to such Holder from the sale of Registrable Securities in the transaction giving rise to the Losses.

          (d) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at the Indemnified Party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (e) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other, in connection with the statements or omissions which resulted in Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under this Section 7(e) exceed the gross proceeds to such Holder from the sale of Registrable Securities in the transaction giving rise to the Losses. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

     8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration the Company agrees to:

          (a) keep public information available as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the first registration under the Act filed by the Company for an offering of its Common Stock to the general public;

          (b) file with the Commission all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (c) so long as any Holder owns any Registrable Securities, furnish to such Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

     9. "Market Stand-off" Agreement. If requested by the Company or an underwriter of capital stock or other securities of the Company in connection with the Company's initial public offering, each Holder agrees not to sell or otherwise transfer or dispose of any capital stock or other securities of the Company held by such Holder during the 180 day period following any registration statement filed under the Act to register capital stock or other securities of the Company.

     If requested by a managing underwriter of a registered offering, such Holder shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

     10. Termination. The registration rights set forth in this Agreement shall terminate and not be available to each Holder on the earlier of (i) the date that the Registrable Securities then owned by such Holder can be sold in any 90-day period pursuant to Rule 144 under the Act and (ii) the date that is three years following the consummation of the Company's initial public offering of its Common Stock. In addition, the registration rights set forth in this Agreement shall terminate upon the transfer or assignment of the Registrable Securities to any party that is not an Affiliate of Investor. Upon termination pursuant to this Section 5, the Company shall no longer be obligated to provide notice of a proposed registration to such Holder.

     11. Notices. All communications provided for hereunder shall be sent by first-class mail or facsimile and (a) if addressed to a Holder, addressed to the Holder at the address or fax number set forth below such Holder's signature, or at such other address or fax number as such Holder shall have furnished to the Company in writing or (b) if addressed to the Company, to the address or fax number set forth below the Company's signature or at such other address or fax number, or to the attention of such other officer, as the Company shall have furnished to Holder in writing. Notices sent by first-class mail shall be deemed received three days after the date of deposit of such notice in the United States mail. Notices sent by facsimile shall be deemed received upon receipt by the notified party's facsimile machine.

     12. No Assignment. This Agreement is personal to Investor and shall not be assignable, by operation of law or otherwise to any third party. Notwithstanding the foregoing, Investor may transfer or assign the registration rights granted hereunder to a Permitted Transferee, and provided that the Company is given written notice at the time of said transfer or assignment identifying the name and address of the transferee and that the transferee or assignee of such rights assumes in writing the obligations of Investor under this Agreement.

     13. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     14. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     15. No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that conflicts with or would limit the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

     16. Amendments and Waivers. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the party sought to be bound.

     17. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this agreement to be executed and delivered as of the date first above written.

                                        COMPANY:

                                        FLUX U.S. CORPORATION:


                                        By: /s/ R. Gerard Salemme
                                            ------------------------------------
                                            R. Gerard Salemme, its Vice
                                            President

                                        Address:



                                        Attention:
                                                   -----------------------------
                                        Fax No.:
                                                 -------------------------------


                                        INVESTORS:

                                        FLUX FIXED WIRELESS, LLC:

                                        By: EAGLE RIVER INC., a Washington
                                            corporation, Its Manager


                                        By: /s/ Brian Marcinek
                                            ------------------------------------
                                            Brian Marcinek, its Vice President

                                        Address:



                                        Attention:
                                                   -----------------------------
                                        Fax No.:
                                                 -------------------------------

                [Signature Page to Registration Rights Agreement]

                                        CLEARWIRE HOLDINGS, INC.:


                                        By: /s/ James M. Mansour
                                            ------------------------------------
                                        Name: James M. Mansour
                                              ----------------------------------
                                        Title: Chairman and CEO
                                               ---------------------------------

                                        Address:
                                        Clearwire Holdings, Inc.

                                        ----------------------------------------

                                        ----------------------------------------
                                        Attention:
                                                   -----------------------------
                                        Fax No.:
                                                 -------------------------------


                                        HISPANIC INFORMATION AND
                                        TELECOMMUNICATIONS NETWORK, INC.:


                                        By: /s/ Jose Luis Rodriquez
                                            ------------------------------------
                                        Name: Jose Luis Rodriquez
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------

                                        Address:
                                        Hispanic Information and
                                        Telecommunications Network, Inc.

                                        ----------------------------------------

                                        ----------------------------------------
                                        Attention:
                                                   -----------------------------
                                        Fax No.:
                                                 -------------------------------

                [Signature Page to Registration Rights Agreement]